Exhibit 10.1
FOURTH AMENDMENT TO LOAN DOCUMENTS
     THIS FOURTH AMENDMENT TO LOAN DOCUMENTS (“Fourth Amendment”), dated as of the 2nd day of May, 2005, by and between BFC FINANCIAL CORPORATION, a Florida corporation (“Borrower”) and CITY NATIONAL BANK OF FLORIDA, a national banking association (the “Lender”). Each capitalized term not defined herein shall have the meaning provided in that certain Revolving Line of Credit Agreement dated as of December 17, 2001 as modified by the First Amendment, Second Amendment and Third Amendment (as each such term is herein defined), by and between Lender and Borrower (the “Credit Agreement”).
RECITALS
     WHEREAS, pursuant to the terms and conditions of the Credit Agreement, Lender agreed to make revolving credit loans (individually, a “Loan” and collectively, the “Loans”) to Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed a maximum of Eight Million and No/100 ($8,000,000.00) Dollars;
     WHEREAS, in connection with the Credit Agreement, the Borrower executed and delivered to Lender, among other instruments, that certain Revolving Line of Credit Promissory Note in the principal amount of Eight Million and No/100 ($8,000,000.00) Dollars to the order of Lender (the “Note”) and an Amended and Restated Pledge and Security Agreement (the “Pledge Agreement”) each dated as of December 17, 2001 (the Credit Agreement, Note, Pledge Agreement and all other instruments evidencing and/or securing the Loans, “Loan Documents”);
     WHEREAS, Borrower requested and Lender agreed to modify the Loan Documents to extend the Commitment Period and the Termination Date to May 3, 2004, all in accordance with the terms and conditions of that certain First Amendment to Loan Documents effective as of May 6, 2003 (the “First Amendment”) (the Loan Documents as currently modified by the First Amendment, the “2003 Loan Documents”);
     WHEREAS, Borrower subsequently requested and Lender agreed to modify the 2003 Loan Documents to among other things extend the Maturity Date to May 2, 2005, changing the Contract Interest Rate and modifying the Collateral, all in accordance with the terms and conditions of the Second Amendment to Loan Documents (the “Second Amendment”), Amended and Restated Revolving Line of Credit Promissory Note, and Second Amended and Restated Stock Pledge and Security Agreement, all made as of May 3, 2004 (collectively, all of such instruments, the “Second Modification Documents,” and the 2003 Loan Documents as modified by the Second Modification Documents, the “2004 Loan Documents”);
     WHEREAS, Borrower subsequently requested and Lender agreed to increase the Commitment to Fourteen Million and No/100 ($14,000,000.00) Dollars, all in accordance with the terms and conditions of the Third Amendment to Loan Documents (the “Third Amendment”) and

Second Amended, Restated and Increased Revolving Line of Credit Promissory Note (the “Second Amended Note”) each dated December 10, 2004 (the 2004 Loan Documents as modified by the Third Amendment and the Second Amended Note, the “December 2004 Loan Documents”); and
     WHEREAS, Borrower has requested and Lender has agreed to amend the December 2004 Loan Documents by extending the Maturity Date to April 30, 2006.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower hereby agrees with the Lender as follows:
     1. The recitals set forth above are true and correct.
     2. Exhibit “A” to the Credit Agreement is hereby deleted in its entirety and the Third Amended, Restated and Increased Revolving Line of Credit Promissory Note (the “Current Note”) attached hereto as Exhibit “A” is substituted therefor.
     3. Each of the representations and warranties of the December 2004 Loan Documents as modified by this Fourth Modification are true and correct in all material respects on and as of the date hereof.
     4. Interest under the Loan has been paid through April 30, 2005 and the outstanding principal balance of the Loan, as of the date hereof, is Nine Million Nine Hundred Eighty-Three Thousand One Hundred Twenty-Five and No/100 ($9,983,125.00) Dollars.
     5. Simultaneous with Borrower’s execution of this Third Amendment and the Note and the delivery hereof and thereof to Lender, Borrower shall pay Lender a Commitment Fee of Thirty-Five Thousand and No/100 ($35,000.00) Dollars.
     6. Borrower hereby represents and warrants to Lender that there has been no material adverse change in the business, properties, condition (financial or otherwise), result of operations, operations, or prospects of Borrower since the date of the most recent financials of Borrower furnished to Lender.
     7. Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Fourth Amendment, the Current Note and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Fourth Amendment, the Current Note, the December 2004 Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any documentary stamps, intangible taxes, excise and other taxes (other than any taxes based upon the overall net income of the Lender), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Fourth Amendment, the Current Note, the December 2004 Loan Documents and any such other documents and all liabilities with respect to, or resulting from any delay in paying documentary stamps, intangible taxes, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Fourth Amendment, the Current Note, the December 2004 Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Fourth Amendment, the Current Note, the December 2004 Loan Documents and any such other documents, or the use of the proceeds of the Loan (all the foregoing, collectively, the “indemnified liabilities”); provided, that Borrower shall not have any obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this Section shall survive repayment of the Note and all other amounts payable hereunder.
     8. As a material inducement for Lender to execute this Fourth Amendment, Borrower does hereby waive and release, acquit, satisfy and forever discharge Lender and its affiliates and assigns from any and all claims, counterclaims, defenses, actions, causes of action, suits, controversies, agreements, promises and demands whatsoever in law or in equity which the Borrower ever had, now has, or which any personal representative, successor, heir or assign of the Borrower hereafter can, shall or may have against Lender, or its affiliates and assigns for, upon or by reason of any matter, cause or thing whatever through the date hereof. In addition to, and without limiting the generality of the foregoing, and in consideration of the Lender’s execution of this Third Amendment, the Borrower covenants with and warrants unto Lender, and its affiliates and assigns, that there exist no claims, counterclaims, defenses, objections, offsets or claims of offsets against the Lender or the obligation of the Borrower to pay the indebtedness evidenced by the Note to the Lender when and as the same becomes due and payable.
     9. Except as specifically modified by this Fourth Amendment and the Current Note, the terms of the December 2004 Loan Documents remain in full force and effect and unmodified and Borrower reaffirms each representation, warranty and covenant set forth in the December 2004 Loan Documents as if the same had been made on the date hereof, except with respect to factual information which has changed, and which changes are reflected either in amended exhibits to the Credit Agreement, as so modified, including without limitation, financial statements and income tax returns which have been previously provided to Lender.
     10. Waiver of Trial by Jury. LENDER AND BORROWER EACH HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THE LOAN AGREEMENT, AS MODIFIED,

OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN AGREEMENT, AS MODIFIED, THE CURRENT NOTE, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND BORROWER MODIFYING THE SUBJECT LOAN TRANSACTION.
     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered in International Waters as of the day and year first above written.

BFC FINANCIAL CORPORATION, a Florida corporation
By:
Name: Glen R. Gilbert
Title: Executive Vice President

CITY NATIONAL BANK OF FLORIDA, a national banking corporation
By:
Carol F. Fine, Senior Vice President

EXHIBIT “A”
THIRD AMENDED, RESTATED AND INCREASED
REVOLVING LINE OF CREDIT PROMISSORY NOTE
$14,000,000.00
Dated as of May 2, 2005
     FOR VALUE RECEIVED, BFC FINANCIAL CORPORATION, a Florida corporation (the “Borrower”), promises to pay to the order of CITY NATIONAL BANK OF FLORIDA, a national banking association (“Lender”), at the office of the Lender at 25 West Flagler Street, Miami, Florida 33130 or at such other place as the holder hereof may from time to time designate in writing, in immediately available funds, the principal amount of the lesser of (a) FOURTEEN MILLION and 00/100 ($14,000,000.00) DOLLARS or (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Revolving Line of Credit Agreement as modified by (a) First Amendment to Loan Documents dated as of May 6, 2003, (b) Second Amendment to Loan Documents dated as of May 3, 2004, (c) Third Amendment to Loan Documents dated December 10, 2004 and (d) Fourth Amendment to Loan Documents of even date herewith (collectively, the “Loan Agreement”), together with interest thereon on the principal amount thereof from time to time outstanding, in accordance with the terms and conditions of this Note and the Loan Agreement.
     Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rate per annum and applicable margin, and on the dates as provided in Section 2.7 of the Loan Agreement, until paid in full.
     This Note is the Note referred to in the Loan Agreement, is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.
     As to each Loan, payments shall be applied first to interest accrued and unpaid on the unpaid balance of the respective Loan and/or indebtedness due under any of the other Loan Documents and then to the balance to unpaid principal of the respective Loan.
     Borrower shall pay all amounts owing under this Note in full when due without set-off, counterclaim, deduction or withholding for any reason whatsoever. Any payment received by Lender on a day which is not a Business Day, or after 1:00 p.m. on a day which is a Business Day, shall not be credited against the indebtedness under this Note until the next succeeding Business Day.

A-1

     Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.
     The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind, except for such notices expressly required under the Loan Documents.
     This Note shall be governed by, construed and interpreted in accordance with the laws of the State of Florida, without giving effect to the conflict of law provisions thereof.
     This Note amends and restates in its entirety that certain Second Amended, Restated and Increased Revolving Line of Credit Promissory Note dated December 10, 2004 from Borrower to the order of Lender in the original principal amount of Fourteen Million and No/100 ($14,000,000.00) Dollars.
     LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

BFC FINANCIAL CORPORATION, a Florida corporation
By:
Glen R. Gilbert, Executive Vice President and Secretary

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